                                                                EXHIBIT 99.2

                                ZITEL CORPORATION

                          REGISTRATION RIGHTS AGREEMENT

                                TABLE OF CONTENTS

                                                                                                               PAGE
SECTION 1.        GENERAL.........................................................................................1

         1.1      Definitions.....................................................................................1

SECTION 2.        REGISTRATION; RESTRICTIONS ON TRANSFER..........................................................2

         2.1      Restrictions on Transfer........................................................................2

         2.2      Registration....................................................................................3

         2.3      Furnishing Information; Compliance with the Securities Act......................................4

         2.4      Indemnification.................................................................................4

         2.5      Assignment of Registration Rights...............................................................6

         2.6      Amendment of Registration Rights................................................................6

         2.7      Reporting.......................................................................................7

         2.8      Prospectus Delivery.............................................................................7

SECTION 3.        MISCELLANEOUS...................................................................................7

         3.1      Governing Law...................................................................................7

         3.2      Survival........................................................................................7

         3.3      Successors and Assigns..........................................................................7

         3.4      Entire Agreement................................................................................7

         3.5      Severability....................................................................................8

         3.6      Amendment and Waiver............................................................................8

         3.7      Delays or Omissions.............................................................................8

         3.8      Notices.........................................................................................8

         3.9      Attorneys' Fees.................................................................................8

         3.10     Titles and Subtitles............................................................................9

         3.11     Counterparts....................................................................................9


                                       i.

                                ZITEL CORPORATION

                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT (the "AGREEMENT") is entered into as of the 3rd day of September, 1999, by and among ZITEL CORPORATION, a CALIFORNIA corporation (the "COMPANY") and the purchasers of the Company's Series B Convertible Preferred Stock ("SERIES B STOCK") set forth on Exhibit A of that certain Series B Convertible Preferred Stock Purchase Agreement of even date herewith (the "PURCHASE AGREEMENT") and the signature page hereto. The purchasers of the Series B Stock shall be referred to hereinafter as the "INVESTORS" and each individually as an "INVESTOR."

                                    RECITALS

         WHEREAS, the Company proposes to sell and issue two hundred thousand (200,000) shares of its Series B Stock pursuant to the Purchase Agreement; and

         WHEREAS, as a condition of entering into the Purchase Agreement, the Investors have requested that the Company extend to them registration rights as set forth below.

         NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement and in the Purchase Agreement, the parties mutually agree as follows:

SECTION 1.     GENERAL

          1.1 DEFINITIONS. As used in this Agreement the following terms shall have the following respective meanings:

               "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

               "FORM S-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

               "HOLDER" means any person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.5 hereof.

               "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

               "REGISTRABLE SECURITIES" means Common Stock of the Company issued or issuable upon conversion of the Shares. Notwithstanding the foregoing, Registrable Securities


                                       1.

shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferor's rights under Section 2 of this Agreement are not assigned.

               "REGISTRABLE SECURITIES THEN OUTSTANDING" shall be the number of shares determined by calculating the total number of shares of the Company's Common Stock that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to conversion of outstanding Series B Stock.

               "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in complying with Section 2.2 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

               "SEC" or "COMMISSION" means the Securities and Exchange
Commission.

               "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

               "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale.

               "SHARES" shall mean the Company's Series B Stock issued pursuant to the Purchase Agreement and held by the Investors listed on Exhibit A hereto and their permitted assigns.

SECTION 2.     REGISTRATION; RESTRICTIONS ON TRANSFER

          2.1  RESTRICTIONS ON TRANSFER.

               (a) Each Holder agrees not to make any disposition of all or any portion of the Shares or Registrable Securities unless and until:

                    (i) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                    (ii) (A) The transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and
(C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act.

                    (iii) Notwithstanding the provisions of paragraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder which is (A) a partnership to its partners or former partners in accordance with partnership


                                       2.

interests, (B) a limited liability company to its members or former members in accordance with their interest in the limited liability company, or (C) to the Holder's family member or trust for the benefit of an individual Holder; PROVIDED that in each case the transferee will be subject to the terms of this Agreement to the same extent as if the transferee were an original Holder hereunder.

               (b) Each certificate representing Shares or Registrable Securities shall (unless otherwise permitted by the provisions of the Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

               THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS IN ITS DISCRETION THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

               (c) The Company shall be obligated to reissue promptly unlegended certificates at the request of any holder thereof if the holder shall have obtained an opinion of counsel reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

          2.2 REGISTRATION. The Company shall, as expeditiously as reasonably possible:

               (a) Prepare and file with the SEC a registration statement on Form S-3 with respect to the Registrable Securities and use its best lawful efforts to cause such registration statement to become effective and use its best lawful effort to keep such registration statement continuously effective until the 10th day of the seventh month following the day such registration statement is first declared effective, plus one day for each day the Adjustment Period is extended pursuant to Section E.3(d) or E.3(e) of the Certificate of Determination of the Series B Stock, or if earlier, until the Holder or Holders have completed the distribution pursuant thereto.

               (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in paragraph (a) above.

               (c) Furnish to the Holders such number of copies of a prospectus in conformity with the requirements of the Securities Act.

               (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; PROVIDED that the Company shall not be required in


                                       3.

connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

               (e) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. A notice pursuant to this Section 2.2(e) shall be referred to herein as a "Blackout Notice."

          2.3  FURNISHING INFORMATION; COMPLIANCE WITH THE SECURITIES ACT.

               (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2, that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

               (b) Each Holder agrees that it will comply with the prospectus delivery requirements of the Act with respect to any sale of Registrable Securities pursuant to the registration statement and refrain from sales of Registrable Securities upon receipt of a Blackout Notice and until the Company has advised that the statement or omission which gave rise to the Blackout Notice has been cured.

          2.4 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Section 2.2:

               (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will pay as incurred to each such Holder, partner, officer, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED HOWEVER, that the indemnity agreement contained in this Section 2.4(a) shall not apply to amounts paid in settlement of any


                                       4.

such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

               (b) To the extent permitted by law, each Holder will, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act, and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any violation described in clauses 2.4(a)(i) and (ii) above or a violation of Section 2.8 below (a "Shareholder Violation"), in each case to the extent (and only to the extent) that such Shareholder Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will pay as incurred any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Shareholder Violation; PROVIDED, HOWEVER, that the indemnity agreement contained in this
Section 2.4(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; PROVIDED FURTHER, that in no event shall any indemnity under this
Section 2.4 exceed the proceeds from the offering received by such Holder.

               (c)  Promptly after receipt by an indemnified party under this
Section 2.4 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.4, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; PROVIDED, HOWEVER, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this
Section 2.4, but the omission so to deliver written notice to the


                                       5.

indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.4.

               (d) If the indemnification provided for in this Section 2.4 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; PROVIDED, that in no event shall any contribution by a Holder hereunder exceed the proceeds from the offering received by such Holder.

               (e)  The obligations of the Company and Holders under this
Section 2.4 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this agreement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

          2.5 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities which (a) is a subsidiary, parent, general partner, limited partner, retired partner, member or retired member of a Holder, (b) is a Holder's family member or trust for the benefit of an individual Holder, (c) controls, is controlled by or is under common control with the holder and acquires at least five thousand (5,000) shares of Registrable Securities (as adjusted for stock splits and combinations); PROVIDED, HOWEVER, (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

          2.6  AMENDMENT OF REGISTRATION RIGHTS.  Any provision of this
Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of at least a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this Section 2.6 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Section 2, Holders of Registrable Securities hereby agree to be bound by the provisions hereof.


                                       6.

          2.7  REPORTING.  The Company agrees to use its best efforts to:

               (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

               (b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

               (c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of the Exchange Act, a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

          2.8 PROSPECTUS DELIVERY. Each holder agrees to comply with the prospectus delivery requirements of the Securities Act in connection with any resale of Registrable Securities.

SECTION 3.     MISCELLANEOUS

          3.1 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

          3.2 SURVIVAL. The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Holder and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

          3.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; PROVIDED, HOWEVER, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

          3.4 ENTIRE AGREEMENT. This Agreement, the Exhibits and Schedules hereto, the Purchase Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.


                                       7.

          3.5 SEVERABILITY. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

          3.6  AMENDMENT AND WAIVER.

               (a) Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company and the holders of at least a majority of the outstanding Registrable Securities.

               (b) Except as otherwise expressly provided, the obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of the holders of at least a majority of the outstanding Registrable Securities.

               (c) Notwithstanding the foregoing, this Agreement may be amended with only the written consent of the Company to include additional purchasers of Shares as "INVESTORS," "Holders" and parties hereto.

          3.7 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder's part of any breach, default or noncompliance under the Agreement or any waiver on such Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

          3.8 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or Exhibit A hereto or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

          3.9 ATTORNEYS' FEES. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.


                                       8.

          3.10 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

          3.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

          IN WITNESS WHEREOF, the parties hereto have executed this REGISTRATION RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:                          INVESTORS:

ZITEL CORPORATION                 EC CHIEF, INC.



By:  Asa W. Lanum                 By: /s/
                                      ---------------------------------
                                  Title: Chief Financial Officer



                                  ACS BRC HOLDINGS, INC.



                                  By: /s/
                                      ---------------------------------
                                  Title: President


                                      9.